As Filed With the Securities and Exchange Commission on November 21, 2007
                                                     Registration No. 333-147104

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                             Registration Statement
                        Under the Securities Act of 1933
                                Amendment No. 1


                            CASITA ENTERPRISES, INC.
              (Exact Name of Small Business Issuer in its Charter)

        NEVADA                        7373                       20-8457250
(State of Incorporation)       (Primary Standard           (IRS Employer ID No.)
                              Classification Code)

                        1093 East Main Street, Suite 508
                               El Cajon, CA 92021
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                  Jose Cisneros
                        1093 East Main Street, Suite 508
                               El Cajon, CA 92021
                             Telephone: 775-352-4133
                                Fax: 775-996-8780
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                               Gary L. Blum, Esq.
                       3278 Wilshire Boulevard Suite #603
                              Los Angeles, CA 90010
                            Telephone: (213) 381-7450
                               Fax: (213) 384-1035

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==========================================================================================
Title of Each                                    Proposed       Proposed
  Class of                                       Maximum         Maximum
 Securities                                      Offering       Aggregate       Amount of
   to be                     Amount to be        Price Per       Offering     Registration
 Registered                   Registered          Share          Price            Fee
------------------------------------------------------------------------------------------
Common Stock, par value       2,500,000            $.004         $10,000         $0.31
$0.001 to be sold by the
selling Shareholders
------------------------------------------------------------------------------------------
Common Stock, par value       4,000,000            $.004         $16,000         $0.49
$0.001 to be sold by the
Company
------------------------------------------------------------------------------------------
Total                         6,500,000            $.004         $26,000         $0.80
==========================================================================================

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457. Our common stock is not traded on any national exchange and the offering price was determined by the last price at which our common stock was sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

                            CASITA ENTERPRISES, INC.
                        6,500,000 SHARES OF COMMON STOCK
                                $0.004 PER SHARE

This is our initial public offering. We are registering a total of 6,500,000 shares of our common stock. Of the shares being registered, 2,500,000 are being registered for sale by the selling shareholders, and 4,000,000 are being registered for sale by the company. There is no minimum number of shares required to be purchased by each investor. The offering is being made on a self-underwritten, "all-or-nothing" basis. The shares being offered by the company will be sold on our behalf by our director, Jose Cisneros. Mr. Cisneros will not receive any commissions or proceeds from the offering for selling the shares. All of the shares being registered for sale by the Company will be sold at a price per share of $0.004 for the duration of the offering. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering. The selling shareholders will sell their shares at a price per share of $0.004 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 2,500,000 shares by the selling shareholders. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the 4,000,000 shares being offered by the company. The funds will not be held in an escrow or similar account. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be promptly returned to investors, without interest or deduction. However: since the funds will not be held in an escrow account we cannot guarantee the funds will be returned as intended.

The shares being offered by the company will be offered for a period of ninety
(90) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

We are a development stage company and currently have no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Casita Enterprises, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Underwriting        Per Share         Per Share
  Per Share           discounts          Proceeds          Proceeds         Number of Shares
Price to public    and commissions      to Company      to Shareholders    Available for Sale
---------------    ---------------      ----------      ---------------    ------------------
   $0.004              $0.00              $ 0.004            $ 0.00             4,000,000
   $0.004              $0.00              $  0.00            $ 0.004            2,500,000

Total                  $0.00              $16,000            $10,000            6,500,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed.

WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR REVIEW HAS BEEN CLEARED OF COMMENT AND IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

              The Date of This Prospectus is: ______________, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Financial Data                                                        4
Risk Factors                                                                  5
Use of Proceeds                                                               8
Determination of Offering Price                                               9
Selling Shareholders                                                         10
Plan of Distribution                                                         11
Legal Proceedings                                                            13
Directors, Executive Officers, Promoters and Control Persons                 13
Security Ownership of Certain Beneficial Owners and Management               14
Description of Securities                                                    15
Interests of Named Experts and Counsel                                       15
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             16
Organization Within Last Five Years                                          16
Description of Business                                                      16
Plan of Operation                                                            19
Description of Property                                                      23
Certain Relationships and Related Transactions                               24
Market for Common Equity and Related Stockholder Matters                     24
Executive Compensation                                                       27
Available Information                                                        28
Financial Statements                                                         29
Changes in and Disagreements With Accountants on Accounting Control
 and Financial Disclosure                                                    29

ABOUT OUR COMPANY

Casita Enterprises was incorporated in Nevada on February 12, 2007. We plan to market and sell our computer installations and maintenance services to small and medium-sized businesses. Our mission is to provide computer network services to businesses seeking a solution for installing and maintaining their computer systems. We are a development stage company. Contingent on the successful completion of our offering to finance our development stage, we plan to develop our marketing and implement our operations for our business by focusing on computer installations and maintenance services to small and medium-sized businesses.

TERMS OF THE OFFERING

Securities Being Offered      6,500,000 shares of common stock, 4,000,000 which
                              we are offering and 2,500,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.004 per share.
                              This offering will terminate on the earlier of the sale of all of the 6,500,000 shares or 90 days after the date of the prospectus.

Price per share               The selling shareholders will sell their shares at
                              a fixed price per share of $0.004 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the company will be sold at a fixed price per share of $0.004 for the duration of the offering.

Securities Issued
and Outstanding               5,000,000 shares of common stock are issued and
                              outstanding before the offering and 9,000,000 will be outstanding upon completion of the offering.

Registration costs            We estimate our total offering registration costs
                              to be $9,500.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (February 12, 2007) through July 31, 2007 are derived from our audited financial statements.

                                            From Inception-
                                            2/12/07 through
                                                7/31/07
                                                -------
STATEMENT OF OPERATIONS

Revenues                                        $     0
Net Loss                                          4,006
Total Operating Expenses                          4,006
Accumulated Deficit                               4,006

                                          As of July 31, 2007
                                          -------------------
BALANCE SHEET DATA

Cash                                            $18,139

Total Assets                                     18,139
Total Liabilities                                 2,145
Stockholders' Equity                             15,994

WHERE YOU CAN FIND US

Our corporate offices are located at 1093 East Main Street, Suite 508, El Cajon, CA 92021. Our telephone number is 775-352-4133.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to Casita Enterprises, Inc. and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada on February 12, 2007. We have no significant assets, limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE THE FUNDING FROM THIS OFFERING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FUNDING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Our current operating funds are less than necessary to complete our plans, and therefore we will need the funds from this offering in order to complete our business plan. As of July 31, 2007 we had cash in the amount of $18,139. We currently have only initial operations and we have no revenue.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOSE CISNEROS, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Jose Cisneros, our sole officer and director. We currently do not have an employment agreement with Mr. Cisneros. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE MAY BE UNABLE TO RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGE.

The market for computer systems and products is characterized by constant technological change, frequent new product introductions and evolving industry standards. Our future success is dependent upon the continuation of the move by IT end users to multi-vendor and multi-system operating environments. We believe this trend, along with an emphasis on efficiency, has resulted in a movement by both end users and original equipment manufacturers toward outsourcing some of their services and an increased demand for product and support service providers that have the ability to provide a broad range of multi-vendor product and support services. We can give no assurance that this trend will continue into the future. If we fail to anticipate or respond adequately to technological developments and customer requirements, that failure could have a material adverse effect on our business and financial condition.

WE MAY NOT BE ABLE TO COMPETE FAVORABLY IN THE COMPETITIVE INFORMATION SOLUTIONS INDUSTRY.

The market for our information technology solutions is intensely competitive. We face competition from a broad range of competitors, many of whom have greater financial, technical and marketing resources than us. We may not be able to compete effectively with such entities.

MR. CISNEROS' CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Mr. Cisneros beneficially owns 50% of common stock. Upon completion of the offering he will own 38% of our common stock. Due to his controlling ownership prior to the completion of the offering, he will be able to elect our entire board of directors, control all matters that require a stockholder vote and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. Our shares are not listed or quoted on any exchange or quotation system. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, and may make it difficult to sell any shares you may purchase.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

THE SHARES BEING OFFERED BY THE COMPANY ARE BEING SOLD WITHOUT AN UNDERWRITER AND WE MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to his friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

WE WILL BE HOLDING ALL PROCEEDS FROM THE SHARES BEING OFFERED BY THE COMPANY IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares by the company in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all monies deposited to the original purchasers in the event all shares in the offering are not sold. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan provides for the payment of the estimated cost of this registration statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this prospectus are the good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The selling stockholders are selling 2,500,000 shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Assuming sale of all of the shares offered herein by the Company, of which there is no assurance, the proceeds from this Offering will be $16,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

                Total Proceeds to the Company           $16,000
                                                        -------

                Net Proceeds to the Company             $16,000

                       Employees Salaries                 4,800
                       Officer Salary                     3,600
                       Tech Equipment                     2,050
                       Website & Marketing                2,100
                       Telephone & Utilities              1,600
                       Auto Fuel & Maintenance            1,850
                                                        -------

                Total Use of Net Proceeds               $16,000
                                                        =======

We will establish a separate bank account and all proceeds from the shares sold by the Company will be deposited into that account until such time as the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. However, since the funds are not being held in an escrow account, we cannot guarantee the funds will be returned as intended.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system. The offering price was determined by the price shares were sold to our officer and shareholders.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price, as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that is subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,500,000 shares of our common stock held by 4 shareholders which sold in an offering completed on July 25, 2007. All of these shares were issued pursuant to the exemption provided by Section 4(2) under the Securities Act of 1933 for a transaction not involving a public offering and Regulation D promulgated thereunder.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                                                             Percent
                            Shares of common                           Shares of common     of common
     Name of                  stock owned          Shares of common      stock owned       stock owned
selling stockholder        prior to offering       stock to be sold    after offering     after offering
-------------------        -----------------       ----------------    --------------     --------------
Don Miguel                      625,000                625,000                0                 0
Paco Sanchez                    625,000                625,000                0                 0
Marco Martinez                  625,000                625,000                0                 0
Lydia Marcos                    625,000                625,000                0                 0

To our knowledge, none of the selling shareholders or their beneficial owners:

     - Has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    Are broker-dealers or affiliated with broker-dealers.

Mr. Cisneros is personally acquainted with our shareholders, and solicited their investment in the private placement. Mr. Cisneros did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

                              PLAN OF DISTRIBUTION

SHARES OFFERED BY THE SELLING STOCKHOLDERS

The selling security holders may sell some or all of their shares at a fixed price of $.004 per share until our shares are quoted on the Over The Counter Bulletin Board (OTCBB) and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     *    through direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
     *    any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be $9,500.

SHARES OFFERED BY THE COMPANY

This is a self-underwritten offering that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Jose Cisneros, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

                                LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

    Name             Age                         Position
    ----             ---                         --------

Jose Cisneros        58      President, Chief Executive Officer, Chief Financial
                             Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officer and director.

JOSE CISNEROS, our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

EMPLOYMENT EXPERIENCE

Independent Computer Consultant - Consulturia Integral En Internet 1999-Present - Owner
     Provide technical support, IT equipment, repair service, authorized software dealer for a variety of software systems, install software, provide systems training and software technical advice to businesses in Baja California, Mexico.

IT Technician - Technical Manager - Calcom Computadoras Los Cabos
1985-1999 - Software & Technical Manager
     Managed four software/equipment technicians, responsible for technical support, IT equipment, repair service, software sales and installation, systems training and software customer service to businesses in Baja California, Mexico.

Electrical Technician - Senior Technician - Asesoria Maintenimiento SA
1970-1984 - Electrical Technician
     Provided electrical installation and repair of generators, building wiring, and electrical equipment to businesses in Baja California, Mexico.

EDUCATIONAL BACKGROUND

Preparatory Technical School, Tijuana, Mexico, 1968-1969.

Secondary School, Tijuana, Mexico, 1964-1967.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this prospectus and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                     Name and Address         Amount and Nature        Percent
Title of Class      of Beneficial Owner      of Beneficial Owner    of Class (1)
--------------      -------------------      -------------------    ------------

Common Stock     Jose Cisneros                    2,500,000              50%
                 1093 E Main St, Suite 508
                 El Cajon, CA  92021

Common Stock     All executive officers                 2,500,000        50%
                 and directors as a group

----------
(1) The percent of class is based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus).

                            DESCRIPTION OF SECURITIES

GENERAL

Our Articles of Incorporation authorize 50,000,000 shares of common stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

COMMON STOCK

As of the date of this prospectus, 5,000,000 shares of common stock are issued and outstanding and held by 5 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDENDS

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

OPTIONS & WARRANTS

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants. There are no outstanding warrants to purchase our securities.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the SB-2 registration statement have been audited by Madsen & Associates CPA's, Inc., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 12, 2007 in Nevada and 2,500,000 shares of common stock were issued to Jose Cisneros for $10,000 on March 6, 2007. On July 25, 2007, 2,500,000 shares were issued to 4 independent investors for $10,000.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Casita Enterprises, Inc. plans to market and sell its computer installations and maintenance services to small and medium-sized businesses throughout Mexico. Our mission is to provide computer network services to businesses seeking a solution for installing and maintaining their computer systems. Information Technology
(IT) refers to multiple products and services that turn data into useful, meaningful, accessible information. The Information Technology industry has three main components: computer hardware, software, and services. Large companies often have sophisticated IT departments to install, manage, and maintain their computer networks. Small and medium-sized businesses often find developing an in-house IT department to be prohibitively expensive, and a full time staff unnecessary. They are, however, in need of qualified computer technicians. We intend to provide our clients with outsource IT services and computer network installations.

The 1990's saw a rapid decline in the cost of computer hardware and software, increased processing speeds, increased software ease-of-use, and the internet protocol (IP) was introduced creating a global communications revolution. Due to the expanded use of computers and software, businesses have had to cope with massive technological changes. For large companies the solution has been to create an in-house IT department. For smaller companies the adjustment has been more difficult because of the lack of available outsource IT solutions.

We will focus on helping businesses use technology to achieve their business goals. The services we will offer include: IT consulting and support, network installation and maintenance, systems integration, software implementation, multimedia solutions, web solutions, network security, database maintenance, tech support, and E-commerce solutions. The primary reason for IT outsourcing is the value. We believe value must come from measurable business results. Our goal is to create measurable results for our clients, be it lower costs, increased speed to market, or increased productivity. Our goal is to deliver IT services to our clients that will facilitate their business goals by delivering quality services. We intend for our services to improve our clients businesses in the following ways; increase employee productivity, manage information efficiently, build and maintain customer relationships, automate processes, manage supply chains, manage content and work flow, and secure their networks.

Early computer networks were based upon simple network designs that supplied connectivity to groups of computers, printers, and other devices in close proximity to each other. Today's networks consist of portable devices, powerful desktops and servers, bandwidth intensive applications, and the integration of voice, video, and data over a common network. These types of networks require a business to have a sound computer infrastructure and a central network management system.

The industries that we will target are as follows:

     *    Finance
     *    Health and Science
     *    Hospitality
     *    Technology
     *    Insurance
     *    Manufacturing
     *    Media and Entertainment
     *    Retail
     *    Software Products
     *    Telecom
     *    Travel
     *    Engineering

The market for outsource IT services breaks down into the following categories:

     *    Home office businesses (1-99 employees)
     *    Small businesses (1-99 employees)
     *    Medium businesses (100-499 employees)
     *    Large businesses (500 or more employees)

A growing market segment is the home office based business. A home office business is a small business that is based primarily out of the business owner's home. These businesses have a need for temporary technical aid which is usually billed at an hourly rate. Our services will be billed on an hourly basis, retainer fee basis, or for a fixed fee to install or maintain the client's computer networks. There is also opportunity for retainer fees and project based contracts with these types of businesses. Home offices are not the same as residential home computer users. We do not believe residential home computer users are a viable market for our company

The services we offer are as follows:

Hourly (Temporary Technical Aid) - Short-term assignments solving client's software or hardware related problems. This service includes both emergency and non-emergency technical assistance.

Retainer (Specific Skill) - Long-term consulting that includes; system installation, maintenance, repair, training, system purchasing, guidance and setup, database development, data storage, disaster recovery, network security, software and hardware upgrades, and network administration.

Project (Bail-out or Specific Skill) - This service includes consulting on major purchases, system/network installation, testing, and major disaster recovery.

Competitive Analysis - Large competitors are grouped into two main categories: those who provide network expertise to large companies, and those who provide consulting services for the products they sell.

Marketing - Our marketing efforts will begin with a grass-roots approach. We will focus on the following strategies to generate business; personal contacts, referrals, yellow page ad placement, web presence, trade shows, conferences, associations, and cold calls. As the business progresses we will expand our marketing efforts into television, print media, and through our web site.

There are four types of competition in the computer consulting industry:

     * In-house IT departments - Usually employed by larger companies that can afford the fixed cost of salaried or hourly employees.
     *    Individual proprietors and smaller consulting firms.

     *    Large network and telecommunications consulting firms.
     *    Computer and electronics stores offering consulting services.

We plan to capitalize on the IT outsourcing trend. We will provide essential computer services for small and medium-sized businesses at an affordable price. We believe this market is under served. Our success will depend upon our ability to anticipate and adapt to our clients needs, identify companies and industries that require our services, and consistently deliver high quality reasonably priced IT services.

                       MANAGEMENT DISCUSSION AND ANALYSIS

The following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as, "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of these forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates continuation as a going concern. However, we have not generated any operating revenue, expect to generate operating losses during some or all of our planned development stages, and have a negative cash flow from operations, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

PLAN OF OPERATIONS

OUR ESTIMATED STEPS AND ASSOCIATED COSTS OF OUR PLAN OF OPERATIONS:

We plan to rely on the experience and technical knowledge of our president, Jose Cisneros, in order to implement the steps necessary to make our business plan a financial success. Our president's estimates are based upon his experience in managing business overhead and employees, and bidding on jobs that provide an IT business with profits, however, these are only estimates. The following business plan steps are based on his estimates. These estimates will vary from actual due to fluctuations in future job costs and unpredictable general economic changes such as rising fuel costs and utilities expenses.

OCTOBER - DECEMBER 2007

Our president intends to complete our company's business plan and file a Form SB-2 Registration Statement in October 2007. After the Registration Statement becomes effective, we anticipate securing necessary funding from our offering by December 2007 in order to implement our proposed business plan. Our president intends to delay any expenditures from our offering until March 2008. In the interim, we will use minimum funds necessary from cash on hand to reimburse our president for any immaterial out-of-pocket administrative expenses necessary to find two IT technical personnel and order computer service equipment. All succeeding months after December 2007 are completely contingent upon our successful completion of our offering of $16,000.

JANUARY - MARCH 2008

After ordering technical equipment and finding personnel that meet our technical skill requirements, we plan to begin offering our IT services in March. Associated costs for our business plan in March include: Hire two IT service technicians, first month's total salaries of $600, telephone & utilities $200, president's salary $450, pay for technical service equipment $2,050. Beginning in March 2008, our president has agreed to be paid a salary of $450 per month which will also include the use of a small amount of his existing shop area of approximately 600 square feet.

This quarter's total cost of operations estimated at $3,300.

APRIL - JUNE 2008

We plan to begin delivering bids for IT services to business customers. Associated costs for our business plan in this quarter include: Pay for two salaries of IT service technicians $1,800, telephone & utilities $600, president's salary and shop space $1,350, costs of website and marketing $900, auto fuel and maintenance $750.

This quarter's total cost of operations estimated at $5,400.

JULY - OCT 2008

We plan to continue delivering bids for IT services to business customers. Associated costs for our business plan in this four month period include: Pay for two salaries of IT service technicians $2,400, telephone & utilities $800, president's salary and shop space $1,800, costs of website and marketing $1,200, auto fuel and maintenance $1,100.

This four months' total cost of operations estimated at $7,300.

Total twelve months' cost of operations estimated at $16,000.

We anticipate we will be successful in winning enough bids for IT services to begin providing IT services in the period of April - June 2008. After completing IT services and invoicing our customers, we anticipate receiving revenues from our customers' payments to us during the period July - Oct 2008. Our budgeted costs and projected sales are estimates based upon our president's past experience in this same type of business. Our president has verbally agreed to loan the company interest free funds in the event we have a shortfall in operating capital in our start-up phase during the next twelve months. This potential cash shortfall has been taken into account by our president in his estimates of costs necessary to begin our operations, and maintain enough positive cash flow during the time needed to assemble job bids, submit bids, win bids, provide customers services, invoice customers, and receive payment from customers. Our president has the experience to know that while all of these service sales steps necessary to finally collect payment from customers are based upon reasonable time estimates, we must be prepared for the reality of delays in the actual receipt of customer payments. It is for this possible delay in collecting payment for our proposed IT services in the period of July - Oct 2008 that our president has verbally agreed to loan our company interest free funds during the next twelve months.

RESULTS OF OPERATIONS

For the period from inception through July 31, 2007, we had no revenue. Expenses for the period totaled $4,006 resulting in a loss of $4,006. Expenses for the period consisted entirely of general and administrative costs.

CAPITAL RESOURCES AND LIQUIDITY

As of July 31, 2007 we had $18,139 in cash. Our general and administrative expenses are expected to average less than $1,500 per month for the next 12 months. As of July 31, 2007 we received a total of $20,000 from financing activities from the sale of shares by us pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

We believe we can satisfy our cash requirements for the next twelve months with our current cash in a limited scenario. However, completion of our plan of operation is subject to attaining funding from our offering. We cannot assure investors that funds from the offering will be generated. In the absence of funding, we may be unable to proceed with our plan of operations. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to us. As of July 31, 2007 our director had loaned the company $2,145 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

We do not anticipate the purchase or sale of any significant equipment other than that described in our plan of operations. We also do not expect any significant changes in the number of employees other than that described in our plan of operations. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised may vary significantly depending upon our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional funding to support the continued operation of our business. Our immediate source of any additional funding at this time is solely from our verbal agreement with our president for such funding. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from the sale of our products and services to cover our operating expenses.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PRESENTATION

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United State. The Company has elected a December 31, year-end.

B. BASIC AND DILUTED EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At July 31, 2007, the Company did not have any cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

G. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

                             DESCRIPTION OF PROPERTY

Our property consists of office space located at 1093 East Main Street, Suite 508, El Cajon, CA 92021. We use such space for no charge from our president. Beginning in March 2008, our president has agreed to be paid a salary of $450 per month which will also include the use of a small amount of his existing shop area of approximately 600 square feet.

We estimate that this space will be adequate to support our initial operations during the succeeding twelve months. After that, we will consider renting any additional shop space on an as-needed basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Cisneros, the officer of the corporation at no charge.

Mr. Cisneros purchased 2,500,000 shares of the company's common stock for cash in the amount of $10,000. The stock was valued at $0.004 per share.

As of July 31, 2007 our director had loaned the company $2,145 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had 5 shareholders of our common stock.

RULE 144 SHARES

As of July 31, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 6, 2009, the 2,500,000 shares issued to Jose Cisneros will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 25, 2008, the 2,500,000 shares of our common stock held by the four shareholders who purchased their shares (pursuant to Section 4(2) of the Securities Act of 1933, as amended) will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 50,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares by the Company in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during the fiscal year that will end December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

                           SUMMARY COMPENSATION TABLE

                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------

Jose            2007     0          0          0            0          0             0            0          0
Cisneros
President,
Chief Executive
& Financial
Officer &
Director

OPTION GRANTS TABLE. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE. There have been no awards made to our executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with our sole officer and director.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                              FINANCIAL STATEMENTS

The audited financial statements of the Company for the period ended July 31, 2007, and related notes which are included in this prospectus and the registration statement have been examined by Madsen & Associates CPA's, Inc., and have been so included in reliance upon the opinion of such accountant given upon their authority as experts in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                  ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

There have been no changes in, or disagreements with, our accountants on any matter.

                         Madsen & Associates CPA's, Inc.
                            684 East Vine Street. #3
                               Murray, Utah 84107


                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To Stockholders
Casita Enterprises Inc.

We have audited the accompanying balance sheet of Casita Enterprises Inc. (the Company), a development stage company, as of July 31, 2007 and the statements of operations, stockholders' equity, and cash flows for the period from inception (February 12, 2007) through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casita Enterprises Inc., a development stage company, as of July 31, 2007 and the results of its operations and cash flows for the period from inception (February 12, 2007) through May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Madsen & Associates CPA's, Inc.
-----------------------------------------
Madsen & Associates CPA's, Inc.
Salt Lake City, Utah
August 28, 2007

                            Casita Enterprises Inc.
                         (A Development Stage Company)
                                 Balance Sheet


                                                        Inception (Feb 12, 2007)
                                                               Through
                                                            July 31, 2007
                                                            -------------
ASSETS

Current Assets
  Cash                                                        $ 18,139
                                                              --------
Total Current Assets                                            18,139

Total Assets                                                  $ 18,139
                                                              ========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
  Loan Payable - Director                                     $  2,145
                                                              --------

Total Liabilities                                                2,145
                                                              --------
Stockholders' Equity
  Common Stock; 50,000,000 shares
   authorized; par value $.001; 5,000,000
   shares issued and outstanding at July 31, 2007                5,000
  Additional Paid-in Capital                                    15,000
  Deficit accumulated during the Development Stage              (4,006)
                                                              --------

Total Stockholders' Equity                                      15,994
                                                              --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 18,139
                                                              ========

                            CASITA ENTERPRISES INC.
                         (A Development Stage Company)
                            Statement of Operations

                                                        Inception (Feb 12, 2007)
                                                               Through
                                                            July 31, 2007
                                                            -------------
REVENUES
  Revenues                                                   $        --
Total Revenues

Operating Expense
  Administrative Expense                                     $     4,006
                                                             -----------

Net (Loss)                                                   $    (4,006)
                                                             ===========

Basic earnings per share                                     $     (0.00)

Weighted average number of
 common shares outstanding                                     2,083,333

                            CASITA ENTERPRISES, INC.
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
              from Feb 12, 2007 (Inception) through July 31, 2007

                                                                               Deficit
                                                                             Accumulated
                                   Shares of       Common      Additional      During
                                    Common         Stock        Paid-in      Development      Total
                                     Stock         Amount       Capital         Stage         Equity
                                     -----         ------       -------         -----         ------
Balance at February 12, 2007              --      $    --      $     --       $     --       $     --

Stock issued for cash 3/09/07      2,500,000        2,500         7,500                        10,000
Stock issued for cash 7/25/07      2,500,000        2,500         7,500                        10,000
Net Loss                                                                        (4,006)        (4,006)
                                  ----------      -------      --------       --------       --------

Balance July 31, 2007              5,000,000      $ 5,000      $ 15,000       $ (4,006)      $ 15,994
                                  ==========      =======      ========       ========       ========

                            CASITA ENTERPRISES INC.
                         (A Development Stage Company)
                            Statement of Cash Flows

                                                        Inception (Feb 12, 2007)
                                                               Through
                                                            July 31, 2007
                                                            -------------

CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                           $ (4,006)
  Changes in operating assets & liabilities
     Loan payable from Director                                  2,145
                                                              --------
       Net cash (used in) operating activities                  (1,861)

CASH FLOW FROM INVESTING ACTIVITIES

       Net cash provided by (used in) investing activities    $     --

CASH FLOW FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                      20,000
                                                              --------
       Net cash provided by financing activities              $ 20,000

Net increase in cash                                          $ 18,139

Cash at beginning of period                                   $     --
                                                              --------

Cash at end of period                                         $ 18,139
                                                              ========

                            CASITA ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Casita Enterprises, Inc. (the Company) was incorporated under the laws of the State of Nevada on February 12, 2007. The Company was formed to provide IT services to small businesses. The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PRESENTATION

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United State. The Company has elected a December 31, year-end.

B. BASIC AND DILUTED EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At July 31, 2007, the Company did not have any cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            CASITA ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

G. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from February 12, 2007 (inception) to June 30, 2007 and generated a net loss of $4,006. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management plans are to raise funds through debt or equity offerings, to fund its operations over the next twelve months.

                            CASITA ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007


NOTE 4. RELATED PARTY TRANSACTIONS

On March 6, 2007, the Company issued 2,500,000 shares of common stock to its President and sole Director for $10,000.

NOTE 5. INCOME TAXES

                                                             As of July 31, 2007
                                                             -------------------
     Deferred tax assets:
     Net operating loss carryforwards                              $ 4,006
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       1,202
     Valuation allowance                                            (1,202)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carryforward.

NOTE 6. NET OPERATING LOSSES

As of July 31, 2007, the Company has a net operating loss carryforwards of approximately $4,006. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 7. STOCKHOLDERS' EQUITY

The Company accounts for stock transactions with nonemployees based on the fair value of the consideration received. Stock transactions with employees are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable.

On March 9, 2007 the Company issued a total of 2,500,000 shares of common stock to the sole director for cash at $0.004 per share for a total of $10,000.

                            CASITA ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007


NOTE 7. STOCKHOLDERS' EQUITY (Continued)

On July 25, 2007 the Company issued a total of 2,500,000 shares of common stock to 4 investors for cash at $0.004 per share for a total of $10,000 (625,000 shares each for $2,500).

As of July 31, 2007 the Company had 5,000,000 shares of common stock issued and outstanding.

The stockholders' equity section of the Company contains the following classes of capital stock as of July 31, 2007:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 5,000,000 shares issued and outstanding.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Business Corporations Act provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission registration fee          $    1
     Transfer Agent Fees                                           1,000
     Accounting fees and expenses                                  5,500
     Legal fees and expense                                        2,500
     Miscellaneous                                                   499
                                                                  ------
     Total                                                        $9,500
                                                                  ======

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the four selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on February 12, 2007. In March 6, 2007, 2,500,000 shares of common stock were issued to Jose Cisneros for $10,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued to this individual as founder's shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cisneros had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2007, we sold 2,500,000 shares of common stock to four investors, at a price per share of $.004 for an aggregate offering price of $10,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

     Don Miguel                  625,000
     Paco Sanchez                625,000
     Marco Martinez              625,000
     Lydia Marcos                625,000

All of these shares were issued pursuant to the exemption provided by Section 4(2) under the Securities Act of 1933 for a transaction not involving a public offering and Regulation D promulgated thereunder. The investors were given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were friends of our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under the Securities and Exchange Act of 1933, as amended. The investors completed a subscription confirmation letter and private placement subscription agreement whereby they each certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

     Exhibit
     Number                    Description
     ------                    -----------

      3.1              Articles of Incorporation (Filed Previously)
      3.2              By-Laws (Filed Previously)
      5.1              Opinion of Gary L. Blum, ESQ.
     23.1              Consent of Madsen & Associates CPA's, Inc.
     23.2              Consent of Counsel (see Exhibit 5.1)


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of El Cajon, State of California on November 21, 2007.



By: /s/ Jose Cisneros
    --------------------------------------------------------
    JOSE CISNEROS
    President, Chief Executive Officer,
    and Chairman of the Board of Directors


By: /s/ Jose Cisneros
    --------------------------------------------------------
    JOSE CISNEROS
    Chief Financial Officer and Principal Accounting Officer

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jose Cisneros, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Jose Cisneros                     President, Chief Executive Officer,
   --------------------------------       Chief Financial Officer, Principal
   Jose Cisneros                          Accounting Officer and Chairman of
                                          the Board of Directors


November 21, 2007